                                                                   EXHIBIT 10.11


                     RELEASE OF ALL CLAIMS/SETTLEMENT AGREEMENT
                     ------------------------------------------

     AGREEMENT made this 5th day of March, 1996 between TOTAL CONTAINMENT, INC., a Delaware Corporation (the "Company") and JAMES LAWRENCE ("Lawrence").


                            BACKGROUND OF AGREEMENT
                            -----------------------

     Lawrence is employed by the Company and desires to tender his resignation effective as of the date of this Agreement. The Company and Lawrence have negotiated a RELEASE OF ALL CLAIMS/SETTLEMENT AGREEMENT (sometimes hereinafter referred to as the "Agreement") relative to his termination of employment with the Company on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and intending to be legally bound hereby, agree as follows:

     1. Lawrence hereby resigns as an employee, officer and member of the Board of Directors of the Company effective as of the date of this Agreement.

    2. The Company agrees to pay, as severance to Lawrence, the sum of One Hundred Seventy Thousand Dollars ($170,000.00), for the balance of 1996, payable in the form of (i) Lawrence's current rate of salary (semi-monthly payments of $7,500.00 each)at the times of normal Company payroll payments (commencing with payroll payments due in March 1996) and (ii) four (4) quarterly payments of Five Thousand Dollars ($5,000.00) each on March 31, June 30, September 30 and December 31, 1996, commencing after execution of this Agreement and after a seven (7) day revocation period has expired. All payments shall be less required employee withholding for taxes, social security etc. In addition, Lawrence shall continue to receive health insurance benefits until December 31, 1996; provided, however, should Lawrence find new employment, health insurance benefits shall only be continued if not provided by his new employer. All insurance continuation is subject, as appropriate, to COBRA requirements.

     3. Effective with the date of this Agreement, Lawrence shall no longer have any expense account, right to reimbursement for expenses, or car allowance. Any and all Company credit cards shall be returned upon execution of this Agreement.

     4. Company agrees to pay to Executive Career Resource Group, together with the first payment due under Section 2 of this Agreement, the sum of Twelve Thousand Dollars (S12,000.00), representing fees for out-placement services incurred or to be incurred by Lawrence based upon invoices or proposals previously submitted for approval to the Company through Bernard Gouin, its designated representative for purposes of review and approval of those items.

     5. Lawrence does hereby remise, release, and forever discharge the Company, its subsidiaries and affiliates and its and their current and former officers, directors, employees and agents, in their official and individual capacities, and its and their representatives, successors and assigns, heirs, executors and administrators (hereinafter collectively and/or individually referred to, as the case may be as "TCI") of and from all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, claims, and demands whatsoever in-law or equity, especially from any and all claims for damages, expenses, wages, severance pay, vacation pay, fringe benefits, emotional distress, or other monies or accountings, including, but not limited to, compensation or benefits on account of or relating to his employment or separation from employment with the Company, (including any of the foregoing arising out of Lawrence's Employment Agreement with the Company dated February 26, 1994 (the "Employment Agreement")), or any other reason whatsoever relating to the Company's actions prior to Lawrence's signing this Agreement, including punitive damages, liquidated damages, exemplary damages, or compensatory damages, physical, mental, or emotional distress, pain and suffering, back pay, front pay, severance pay, costs and attorneys' fees, and any other legal or equitable relief arising out of Lawrence's employment or separation from employment or any efforts for rehire, reemployment, or employment with the Company, or which did, could, or should have arisen or have been alleged or stated in any complaint or charge and including, but not limited to, claims which could have been or were instituted, filed, or otherwise processed or started before, with, or to any state or federal court or any local, state, or federal agency against TCI, which Lawrence ever had, now has, or which his heirs, executors, administrators, successors, or assigns, or any of them, hereafter can, shall, or may have for, or by reason of any cause, matter, or thing whatsoever, whether known or unknown, from the beginning of the world to the date of this RELEASE OF ALL CLAIMS/SETTLEMENT AGREEMENT, including but not limited to, any causes as might arise under or through any federal or state constitutions, statutes; regulations, or policies (collectively "Employment Laws"), including, but not limited to, the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, the Human Relations Act of the Commonwealth of Pennsylvania, Title VII of the Civil Rights Act of 1964, as amended, any federal, state, and local statute or law relating to hours, wages, and other terms and conditions of employment or fair employment practices, or other employment discrimination, any other federal, state, or local statute, or any other cause of action, referring or concerning discrimination on account of age, race, sex, national origin, or color, the Fair Labor Standards Act, any wage and hour laws of the Commonwealth of Pennsylvania, or any of its counties, cities, or other subdivisions, any federal, state, or local Civil Rights and/or Human Rights laws, Fair Employment codes or laws or labor codes, any Vocational or Fair Employment codes or laws or labor codes, any Vocational or Rehabilitation or Handicap Act, Statute, or Regulation, Employee Retirement Income Security Act, as amended, any other health, medical, or fringe benefit, related statute, law, or rule, workers' compensation laws, the common law, civil codes, constitution, actions in tort or wrongful discharge or breach of contract, or breach of covenant or good faith and fair dealing, or express or implied public policy of the United States, Commonwealth of Pennsylvania, or any other state. Notwithstanding anything in this Paragraph to the contrary, this Release is not intended to preclude Lawrence from making claims under the Pennsylvania Worker's Compensation Act, for unemployment compensation or for any vested benefits under any qualified employee benefit plan, nor is it intended to waive any claim Lawrence may have for breach of this Agreement by Company.

     6. Lawrence warrants and acknowledges as follows:

       (a) that Lawrence has read the terms of this Agreement and that Lawrence understands its terms and effects, including the fact that Lawrence has agreed to RELEASE AND FOREVER DISCHARGE TCI from any legal or equitable action arising out of Lawrence's Employment Agreement, employment relationship with the Company, the terms and conditions of that employment relationship and the termination of that employment relationship;

       (b) that Lawrence has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which Lawrence acknowledges is adequate and satisfactory to him;

       (c) that the payments, benefits, promises and undertakings set forth herein exceed and are greater than the payments and benefits, if any, to which Lawrence would have been entitled upon resignation or termination of his employment with the Company had Lawrence not executed this Agreement;

       (d) that Lawrence has been advised to consult with an attorney concerning this Agreement;

       (e) that Company has provided Lawrence with a period of twenty-one (21) days in which to consider this Agreement and that Lawrence has signed on the date indicated below after concluding that this Agreement is satisfactory to Lawrence; and

       (f) that neither the Company nor any of its agents, representatives, employees or attorneys have made any representations to Lawrence construing the terms or effect of this Agreement other than those contained in this Agreement.

     7. Lawrence agrees and recognizes that his employment relationship with the Company has been terminated, and that the Company has no obligation, contractual or otherwise, to employ or appoint Lawrence in the future.

     8. Lawrence warrants and understands that as a condition of this RELEASE OF ALL CLAIMS/SETTLEMENT AGREEMENT, Lawrence is PRECLUDED FROM DISCLOSING, directly or indirectly, any of the terms and conditions of this settlement to any person, place, or, thing whatsoever except his immediate family, attorney and accountant.

     9. Company agrees that it shall be PRECLUDED FROM DISCLOSING, directly or indirectly, any of the terms and conditions of this Settlement to any person, place or thing whatsoever except the Board of Directors, Executive Officers of the Company, the Company's attorneys and accountants and, to the extent required in any Securities and Exchange Commission filings. In addition, the Company shall be free to disclose to its customer base and the general industry that Lawrence is no longer employed by the Company.

     10. (a) Lawrence hereby acknowledges and recognizes the highly competitive nature of the Company's business and accordingly agrees that, for a period of three (3) years following the date hereof Lawrence shall not:

          (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor, or otherwise by any person, firm, corporation, or enterprise engaged, within the restricted territory, in any activity in which the Company was engaged during the time of Lawrence's employment; or

          (ii) render financial or other assistance to any person, firm, corporation, or enterprise engaged, within the restricted territory, in any activity in which the Company was engaged during the time of Lawrence's employment.

          (b) For purposes of this Section 10: (i) the phrases "Company's business" or "activity in which the Company is engaged during the time of Lawrence's employment" shall be deemed to include, but not be limited to, the design, manufacture, marketing, distribution, engineering, sale and servicing of systems and all components thereof for the conveyance and containment of petroleum or alcohol based motor vehicle or other fuels (including, without limitation, gasoline, gasohol and oil) from underground storage tanks to above ground product dispensers or machinery and equipment which uses such fuels, but excluding any products and/or services not currently under development by or being marketed by the Company
(ii) the term "restricted territory" shall mean: (A) the United States, including its territories and possessions, (B) Canada, and (C) any other foreign country in which the products and/or services of the Company or of any of its subsidiaries were sold during the time of Lawrence's employment.

          (c) Lawrence, in connection with this Section 10, represents and acknowledges that he is fully familiar with all the existing products and services of the Company, products under development and the general business of the Company.

     11. Lawrence acknowledges that the Company's trade secrets, as they may exist from time to time, and confidential information concerning the Company's business, products, technical information, sales activities, procedures, promotion, pricing techniques, customer lists, and credit and financial data concerning customers are valuable, special, and unique assets of the Company, access to and knowledge of which were essential to the performance of Lawrence's duties under the Employment Agreement. In light of the highly competitive nature of the industry in which the business of the Company is conducted, Lawrence further agrees that all knowledge and information described in the preceding sentence not in the public domain, and known by Lawrence as a result of Lawrence's employment by the Company, shall be considered confidential information. In recognition of this fact, Lawrence agrees that Lawrence will not disclose any of such confidential information to any person or other entity for any reason or purpose whatsoever, nor shall Lawrence make use of any such confidential information for Lawrence's own purposes or for the benefit of any person or other entity under any circumstances. For purposes of this Section 11, trade secrets and confidential information of the Company shall be deemed to include all trade secrets and confidential information of the Company and its affiliates or subsidiaries.

     12. Lawrence hereby agrees that he shall not solicit for the purpose of hiring any employees of the Company, or its affiliates or subsidiaries for a period of three (3) years after the date of this Agreement.

     13. Lawrence acknowledges that under Section 10 of the Employment Agreement Lawrence was required to promptly disclose, grant and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information, patent applications and suggestions, relating in any way to existing products or those products under consideration for development, of the Company or any affiliate of the Company, or capable of beneficial use by customers to whom products of the Company or any affiliate of the Company are sold which Lawrence had in the past and/or during his employment with the Company, conceived, developed or acquired (whether or not during usual working hours), and reissues thereof that may at any time be granted for or upon any such invention, improvement, technical information, patent applications and suggestions (collectively the "Concepts"). Therefore, Lawrence agrees that Lawrence shall promptly at all times during and after the date hereof:

       (a) execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper, in the sole opinion of the Company to vest in the Company title to such Concepts and to enable Company to obtain and maintain the entire right and title thereto throughout the world; and

       (b) render to the Company at Company's expense all such assistance as it may require in the prosecution of applications for said Concepts or reissues thereof, in the prosecution or defense of interference or infringement which may be declared, involving any such Concepts, and in any litigation in which the Company or its affiliates or subsidiaries may be involved relating to any such Concept.

     14. (a) Lawrence acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the agreements or restrictions contained in this RELEASE OF ALL CLAIMS/SETTLEMENT AGREEMENT would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by Lawrence of any of the agreements or restrictions contained in this RELEASE OF ALL CLAIMS/SETTLEMENT AGREEMENT, it is agreed that, in addition to any remedy at law, the Company shall be entitled to request equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available, and Lawrence agrees not to oppose such request on the grounds that equitable relief is not appropriate. Nothing herein contained shall be construed to preclude any other remedies available to Company for such breach or threatened breach. If the Company is obliged to resort to the Courts for the enforcement of any of the agreements or restrictions contained in this RELEASE OF ALL CLAIMS/SETTLEMENT AGREEMENT, or if such agreements or restrictions are otherwise the subject of litigation between the parties, then the terms of such agreements or restrictions shall be extended for a period of time equal to the period of such breach, which extension shall commence on the latter of (1) the date on which the original (unextended) term of such agreements or restrictions is scheduled to terminate or (2) the date of the final court order (without further right of appeal) enforcing such agreements or restrictions.

       (b) It is expressly understood and agreed that although Lawrence and the Company consider the agreements and restrictions contained in Sections 8, 9, 1O, 11, 12 and 13 of this Agreement reasonable for the purposes of preserving for the Company, and its affiliates or subsidiaries, their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time, territory or any other agreement or restriction contained in Sections 8, 9, 10, 11, 12 and 13 of this Agreement is an unreasonable or otherwise unenforceable agreement or restriction against Lawrence, the provisions of Sections 8, 9, 10, 11, 12 and 13 of this Agreement shall not be rendered void but shall be deemed amended to apply, as to such maximum time and territory and to such other extent, as such court may judicially determine or indicate to be reasonable.

       (c) It Lawrence breaches this RELEASE OF ALL CLAIMS/SETTLEMENT AGREEMENT, the Company, in addition to any other rights and remedies, shall be entitled to set aside and rescind any relief it has agreed to provide Lawrence, and Company shall be entitled to the return of all monies or benefits tendered to, or on behalf of Lawrence, as part of this RELEASE OF ALL CLAIMS/SETTLEMENT, together with reasonable attorneys' fees, and such other relief, including injunctive, against Lawrence as the Court deems just.

     15. Lawrence understands and acknowledges that he may revoke this RELEASE OF ALL CLAIMS/SETTLEMENT AGREEMENT within seven (7) days after execution. Lawrence further understands and acknowledges that this RELEASE OF ALL CLAIMS/SETTLEMENT agreement will not become effective or enforceable, and further payments will not commence until this seven (7) day revocation period has passed.

     16. Any vested rights to exercise options for Company stock which Lawrence currently has must be exercised and paid for no later than the date of execution of this Agreement or be forfeited. All non-vested options or incentive rights for Company stock are otherwise terminated as to Lawrence, effective as of the date of execution of this Agreement.

     17. Any notices due or sent pursuant to the terms of this Agreement shall be sent by certified mail return receipt requested, or by same day or overnight courier service as follows:

          To:  Lawrence:

             James Lawrence
             P.O. Box 166
             Oaks, PA 19456

          To:  Company:

             Total Containment, Inc.
             422 Business Center
             A-130 North Drive
             P.0. Box 939
             Oaks, PA  19456
             Attention: Marc Guindon

Notices sent by certified mail return receipt requested shall be deemed given two (2) days after the date of mailing and if by same day or overnight courier service, one (1) day after delivery to such courier service.

     18. This Agreement constitutes the entire agreement among the parties and may not be amended or modified except in writing signed by the parties hereto.

     19. This Agreement is intended to be governed by and construed under the laws of the Commonwealth of Pennsylvania.

     20. This Agreement is intended to be binding upon and inure to the benefit of the parties hereto their heirs, executors, administrators, successors and assigns.

     21. Lawrence agrees to make himself available upon reasonable notice for all of calendar years 1996, 1997 and 1998, to provide services as a witness, consultant or otherwise to the Company with regard to any existing and/or future claims, disputes or litigation involving the Company. In exchange for providing the foregoing services to the Company, Company agrees to pay to Lawrence the sum of $10,000 at the end of each calendar quarter in the years 1997 and 1998 commencing March 31, 1997. In addition, Company shall reimburse Lawrence for any and all reasonable expenses incurred for travel, food and lodging in conjunction with any requests by Company to have Lawrence make himself available as provided herein. Should it be determined, at the end of calendar year 1998, that during calendar years 1997 and 1998, the amount of hours required to be spent by Lawrence in performing the services required under this Section 21, exceeds 800 hours, Lawrence shall be compensated at the rate of $100.00 per hour for each hour over and above the 800 hours of service. "Hours of service" shall include only travel, witness preparation, depositions, discovery, interrogatories, meetings and preparatory work by Lawrence as agreed in advance by TCI.

    IN WITNESS WHEREOF, the parties have duly executed this RELEASE OF ALL CLAIMS/SETTLEMENT AGREEMENT THIS 5th day of March, 1996.

                                       /s/ James Lawrence
                                       ------------------------------
                                       JAMES LAWRENCE

                    [SIGNATURES CONTINUED ON THE NEXT PAGE]

                                       TOTAL CONTAINMENT, INC.

                                       By:  /s/ Marc Guindon
                                           -----------------------------

                                       Its: Chairman
                                           -----------------------------

STATE OF PENNSYLVANIA      :
                           :  SS
COUNTY OF DELAWARE         :

     On this, the 5th day of March, 1996, before me, the undersigned officer, personally appeared JAMES LAWRENCE, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument and acknowledged that he executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                       /s/ Sally A. Scully
                                       ------------------------------
                                       Notary Public


                                       My Commission Expires:


                                                    NOTARY SEAL
                                          SALLY A. SCULLY, Notary Public
                                              Radnor, Delaware County
                                       My Commission Expires Sept. 23, 1996

COMMONWEALTH OF PENNSYLVANIA :
                             :
COUNTY OF MONTGOMERY         :


     On this, the 6th day of March, 1996, before me, the undersigned officer, personally appeared Marc Guindon, who acknowledged himself to be the Chairman of TOTAL CONTAINMENT, INC., and that he, being authorized to do so, executed the within instrument for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.




                                       /s/ Wendy M. Schilling
                                       -----------------------------
                                       Notary Public

                                       My Commission Expires:


                                                  NOTARY SEAL
                                      Wendy M. Schilling, Notary Public
                                   Upper Providence Twp., Montgomery County
                                      My Commission Expires Nov. 29, 1996